Exhibit 1

WITHDRAWAL AND DISTRIBUTION AGREEMENT

THIS WITHDRAWAL AND DISTRIBUTION AGREEMENT (the “Agreement”) is made and entered into as of April 7, 2017 (the “Effective Date”) by and between Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (the “Company”), and Stephen Trevor (the “Withdrawing Member”), concerning the withdrawal of the Withdrawing Member from the Company. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Limited Liability Company Agreement of the Company, dated as of September 10, 2014, as amended (the “LLC Agreement”).

WITNESSETH:

WHEREAS, the Withdrawing Member holds 1,232,500 Class A Interests and 1,290,680 Class B Interests of the Company (collectively, the “Withdrawn LLC Interests”);

WHEREAS, pursuant to that certain letter agreement, by and between the Company and the Withdrawing Member, dated as of September 24, 2015 (the “Trevor Letter Agreement”), the number of Sponsor Warrants allocable to the Withdrawing Member in respect of the Withdrawing Member’s Class A Interests is subject to pro rata dilution in the event that, among other things, the Company sells any of its Sponsor Warrants;

WHEREAS, the Company has transferred 3,000,000 Sponsor Warrants to The Dow Chemical Company, a Delaware corporation, representing 48.701299%% of the 6,160,000 Sponsor Warrants previously held by the Company (the “Dow Warrant Transfer”);

WHEREAS, the number of Sponsor Warrants allocable to the Withdrawing Member in respect of the Withdrawing Member’s Class A Interests as a result of the Dow Warrant Transfer is consequently reduced from 1,232,500 Sponsor Warrants to 632,257 Sponsor Warrants pursuant to the terms of the Trevor Letter Agreement; and

WHEREAS, the Withdrawing Member desires to withdraw as a Member of the Company in exchange for the distribution of certain securities of AgroFresh Solutions, Inc., a Delaware corporation (“AgroFresh”) as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1.                                    Withdrawal. Effective as of the Effective Date, without any further action by any person or entity: (i) the Withdrawing Member shall be deemed to have withdrawn from the Company and shall cease to be a member of the Company and (ii) the Withdrawn LLC Interests shall be deemed to be cancelled. The parties agree that upon such withdrawal, the Withdrawing Member shall not have any interest of any kind in the Company or in any property of the Company whatsoever, including the Withdrawn LLC Interests.  Except as set forth in Section 2 below, the Company shall not have any obligation or liability to make any further distribution or payment of any kind to the Withdrawing Member, and the Withdrawing Member shall have none of the rights or privileges of Members of the Company.

2.            Distributed Securities.  In consideration for the agreements in Section 1 above, as soon as reasonably practicable, the Company shall instruct Continental Stock Transfer & Trust Company (the “Escrow Agent”) to transfer (a) 1,290,680 shares of Common Stock and (b) 632,257 Sponsor Warrants (collectively, the “Distributed Securities”) to the Withdrawing Member.  The Withdrawing Member acknowledges and agrees that:

(a)       the number of Distributed Securities set forth in this Section 2 fairly represents all dividends thereon paid, accrued and/or reinvested through the Effective Date and the full value of its Withdrawn LLC Interests as of the Effective Date;

(b)      322,670 shares of Common Stock to be distributed to him pursuant to this Section 2 shall be deemed to be Founder Earnout Shares (as such term is defined in the Securities Escrow Agreement) and such Founder Earnout Shares shall be subject to forfeiture on the same terms and conditions as the Founder Earnout Shares held by the Company, as set forth in Section 1 of that certain Insider Letter Agreement, dated July 31, 2015, by and between the Company and Agrofresh, as amended; and

(c)       the Distributed Securities are or remain subject to any applicable resale restrictions whether (i) pursuant to any contractual obligations, including those set forth in the Securities Escrow Agreement and Investor Rights Agreement and (ii) under applicable securities laws.

3.            Contemporaneous Agreements. On or prior to the execution of this Agreement, and as a condition to the effectiveness of this Agreement in all respects:

(a)       The Withdrawing Member, the Company, AgroFresh and the Escrow Agent shall have executed and delivered that certain joinder to the Securities Escrow Agreement, dated as of February 12, 2014, by and among the parties thereto (as amended by that certain Amendment Agreement, dated as of July 31, 2015, and that certain Lock-Up Extension Agreement, dated May 9, 2016, the “Securities Escrow Agreement”), set forth as Exhibit A hereto;

(b)      The Withdrawing Member, the Company and AgroFresh shall have executed and delivered that certain joinder to the Investor Rights Agreement, dated as of July 31, 2015, by and among the parties thereto (as amended by that certain Lock-Up Extension Agreement, dated May 9, 2016, the “Investor Rights Agreement”), set forth as Exhibit B hereto;

(c)       The Withdrawing Member, the Company and AgroFresh shall have executed and delivered that certain joinder to the Letter Agreement, dated as of July 31, 2015, by and among the parties thereto (as amended by that certain Lock-Up Extension Agreement, dated May 9, 2016, the “Insider Letter Agreement”), set forth as Exhibit C hereto; and

(d)     The Withdrawing Member and the Company shall have executed and delivered to the Escrow Agent that certain Irrevocable Instruction Letter set forth as Exhibit D hereto.

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4.            Representations and Warranties of the Withdrawing Member.  The Withdrawing Member represents and warrants to the Company that (a) the Withdrawing Member is the legal owner and holder of the Withdrawn LLC Interests and has good and indefeasible title to the Withdrawn LLC Interests, free and clear of any lien, claim, covenant, condition, security interest or other encumbrance, and no person has any right or has entered into any agreement, fixed or contingent, to acquire, by transfer or otherwise, the Withdrawn LLC Interests, (b) the Withdrawing Member is an “accredited investor” as that term is defined under Regulation D under the Securities Act of 1933, as amended and (c) the Withdrawing Member is receiving the Distributed Securities for its own account and without a view to the distribution or resale thereof.

5.            Release.  The Withdrawing Member releases, remises and forever discharges the Released Parties from any and all Claims that the Withdrawing Member has, claims to have or at any time hereafter has or claims to have against any of the Released Parties, by reason of any fact, matter, cause, thing, omission or commission whatsoever occurring from the beginning of time to the execution and delivery of this Agreement, other than the rights of the Withdrawing Member under this Agreement. Subject to, and effective from and after the completion of the transactions set forth in Section 2 of this Agreement, the Withdrawing Member irrevocably covenants to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced any Claim, released in this Section 5.

The Withdrawing Member understands that he is releasing Claims that he may not know about, and that is the intent.  The Withdrawing Member expressly waives all rights he might have under any law that is intended to prevent unknown claims from being released.  The Withdrawing Member understands the significance of doing so, and hereby expressly waives any rights and benefits related thereto conferred by any rule of law or any legal decision, including under Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In furtherance of this intention, the Withdrawing Member hereby expressly consents that this Agreement will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected Claims.  The Withdrawing understands and hereby acknowledges the significance and consequences of such release and waiver.

As used in this Agreement, the following terms shall have the following meanings:

(a) “Claims” means any and all known and unknown claims, demands, promises, causes of action, similar right of any type, obligations and liabilities of every type, kind, nature, description or character.

(b) “Released Parties” means the Company and all of its past and present members, managers, employees, officers, representatives, assigns, attorneys and agents, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection.

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6.                                    Expenses.  Each of the parties hereto will pay all of their own respective fees and expenses in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective accountants and counsel.

7.                                    Taxes.  The Withdrawing Member agrees that any taxes imposed upon any person or entity (including the Withdrawing Member, the Company or any of the Company’s members or managers) as a result of the transactions contemplated by this Agreement shall be borne solely by the Withdrawing Member.

8.                                    Waiver; Modification.  Any waiver or modification of any provision of this Agreement shall be effective only if evidenced by a writing signed by the party to be charged with such waiver or modification.

9.                                    Representation by Counsel.  Each of the parties hereto acknowledges that it has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

10.                            Further Acts.  Each party will sign and deliver additional documents and instruments, and perform additional acts, that are commercially reasonable and necessary to perform or evidence the obligations and intentions of this Agreement.

11.                            Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. In furtherance of the foregoing, the Company and the Withdrawing Member acknowledge and agree that that certain letter agreement, by and between the Withdrawing Member and the Company, dated September 24, 2015, is hereby terminated and of no further force or effect whatsoever.

12.                            Governing Law; Counterparts.  The internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties, without regard to conflict of law principles.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement of the parties hereto.

*     *     *

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

Boulevard Acquisition Sponsor, LLC

By:	/s/ Marc Lasry
Name: Marc Lasry
Title: Manager

Withdrawing Member

/s/ Stephen S. Trevor
Name: Stephen S. Trevor

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EXHIBIT A

Joinder to Securities Escrow Agreement

This JOINDER (this “Joinder”), dated as of April 7, 2017, to that certain Securities Escrow Agreement, dated as of February 12, 2014 (as amended by that certain Amendment Agreement, dated as of July 31, 2015, and that certain Lock-Up Extension Agreement, dated May 9, 2016), by and among AgroFresh Solutions, Inc., a Delaware corporation (“AgroFresh”), Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (“Boulevard”), Joel Citron, Darren Thompson, Robert J. Campbell and Continental Stock Transfer & Trust Company (the “Escrow Agent”) (such agreement, as amended, the “Securities Escrow Agreement”), is made among Stephen S. Trevor (the “Trevor”), AgroFresh, Boulevard and the Escrow Agent. Capitalized terms used herein without definition are used as defined in the Securities Escrow Agreement, unless otherwise indicated herein.

WHEREAS, Trevor is entering into that certain Withdrawal and Distribution Agreement, by and between Trevor and Boulevard, dated as of the date hereof (the “Distribution Agreement”), pursuant to which Boulevard agrees to distribute to Trevor 1,290,680 shares of Common Stock and 632,257 warrants to purchase an equivalent number of shares of Common Stock, subject to the terms and conditions set forth in the Distribution Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto by this instrument do hereby agree as follows:

1. Joinder to Securities Escrow Agreement. Trevor hereby agrees to become a party to the Securities Escrow Agreement and to be fully bound by and subject to all of the covenants, terms and provisions of such agreement as an “Initial Holder” as though an original party thereto for all purposes thereof.

2. Founder Shares and Founder Earnout Shares. The parties hereto acknowledge and agree that (a) of the 1,290,680 shares of Common Stock to be distributed to Trevor pursuant to the Distribution Agreement, 968,010 shares of Common Stock shall be deemed to be Founder Shares and 322,670 shares of Common Stock shall be deemed to be Founder Earnout Shares, (b) the Founder Earnout Shares distributed to Trevor shall be subject to forfeiture on the same terms and conditions as the Founder Earnout Shares held by the Boulevard, as set forth in Section 1 of that certain Insider Letter Agreement, dated July 31, 2015, by and between Boulevard and AgroFresh, as amended, and (c) the number of Founder Earnout Shares deemed to be held by Boulevard after giving effect to the transactions contemplated by the Distribution Agreement shall be correspondingly reduced by 322,670 shares of Common Stock.

3. Miscellaneous. The section and other headings in this Joinder are inserted solely as a matter of convenience and for reference, are not a part of this Joinder, and shall not be deemed to affect the meaning or interpretation of this Joinder. This Joinder may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Joinder may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission. This Joinder shall be construed in accordance with and subject to the laws and decisions of the State of New York applicable to contracts made and to be performed entirely therein.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Joinder effective as of the date set forth above.

STEPHEN S. TREVOR

By:

AGROFRESH SOLUTIONS, INC.

By:
Name:
Title:

BOULEVARD ACQUISITION SPONSOR, LLC

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT B

Joinder to Section 13(a) of the Investor Rights Agreement

This JOINDER, dated as of April 7, 2017 (this “Joinder”), to that certain Investor Rights Agreement, dated as of July 31, 2015 (as amended by that certain Lock-Up Extension Agreement, dated May 9, 2016, the “Investor Rights Agreement”), by and among AgroFresh and the Founding Holders, is made among Stephen S. Trevor (“Trevor”), AgroFresh Solutions, Inc., a Delaware corporation (“AgroFresh”) and Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (“Boulevard”).  Capitalized terms used herein without definition are used as defined in the Investor Rights Agreement, unless otherwise indicated herein.

WHEREAS, Trevor is entering into that certain Withdrawal and Distribution Agreement, by and between Trevor and Boulevard, dated as of the date hereof (the “Distribution Agreement”), pursuant to which Boulevard agrees to distribute to Trevor 1,290,680 shares of Common Stock and 632,257 warrants to purchase an equivalent number of shares of Common Stock, subject to the terms and conditions set forth in the Distribution Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto by this instrument do hereby agree as follows:

1. Joinder to Section 13(a) of the Investor Rights Agreement. Trevor hereby agrees to become a party to, and bound by the restrictions, covenants, terms and provisions set forth in (a) Section 13(a) of the Investor Rights Agreement, with respect to all of the securities of the Company received pursuant to the Distribution Agreement, as though such securities were “Registrable Securities” as such term is defined in the Investor Rights Agreement and (b) Section 16(a) of the Investor Rights Agreement, with respect to Trevor’s obligation under Section 13(a) of the Investor Rights Agreement.

2. Miscellaneous. The section and other headings in this Joinder are inserted solely as a matter of convenience and for reference, are not a part of this Joinder, and shall not be deemed to affect the meaning or interpretation of this Joinder. This Joinder may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Joinder may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission. This Joinder shall be construed in accordance with and subject to the laws and decisions of the State of Delaware applicable to contracts made and to be performed entirely therein.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Joinder effective as of the date set forth above.

STEPHEN S. TREVOR

By:__________________________

AGROFRESH SOLUTIONS, INC.

By: __________________________
Name:
Title:

BOULEVARD ACQUISITION SPONSOR, LLC

By: __________________________
Name:
Title:

EXHIBIT C

Joinder to the Insider Letter Agreement

This JOINDER, dated as of April 7, 2017 (this “Joinder”), to that certain Letter Agreement, dated as of July 31, 2015 (as amended by that certain Lock-Up Extension Agreement, dated May 9, 2016, the “Insider Letter Agreement”), by and between the Sponsor and AgroFresh, is made among Stephen S. Trevor (“Trevor”), AgroFresh Solutions, Inc., a Delaware corporation (“AgroFresh”) and Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).  Capitalized terms used herein without definition are used as defined in the Insider Letter Agreement, unless otherwise indicated herein.

WHEREAS, Trevor is entering into that certain Withdrawal and Distribution Agreement, by and between Trevor and Boulevard, dated as of the date hereof (the “Distribution Agreement”), pursuant to which Boulevard agrees to distribute to Trevor 1,290,680 shares of Common Stock and 632,257 warrants to purchase an equivalent number of shares of Common Stock, subject to the terms and conditions set forth in the Distribution Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto by this instrument do hereby agree as follows:

1. Joinder to Insider Letter Agreement. Trevor hereby agrees to become a party to the Insider Letter Agreement and to be fully bound by and subject to all of the covenants, terms and provisions of such agreement applicable to the Sponsor and/or the Members as though an original party thereto for all purposes thereof.

2. Miscellaneous. The section and other headings in this Joinder are inserted solely as a matter of convenience and for reference, are not a part of this Joinder, and shall not be deemed to affect the meaning or interpretation of this Joinder. This Joinder may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Joinder may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission. This Joinder shall be construed in accordance with and subject to the laws and decisions of the State of Delaware applicable to contracts made and to be performed entirely therein.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Joinder effective as of the date set forth above.

STEPHEN S. TREVOR

By:__________________________

AGROFRESH SOLUTIONS, INC.

By: __________________________
Name:
Title:

BOULEVARD ACQUISITION SPONSOR, LLC

By: __________________________
Name:
Title:

EXHIBIT D

IRREVOCABLE INSTRUCTION LETTER

Boulevard Acquisition Sponsor, LLC

399 Park Avenue, 6th Floor

New York, NY 10022

Tel: (212) 878-3500

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attn: Margaret Hall

Dear Ms. Hall:

On the date hereof, Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (“Boulevard”), and Stephen Trevor (“Trevor”), entered into (i) that certain Withdrawal and Distribution Agreement, among Trevor and Boulevard (the “Distribution Agreement”); (ii) that certain Joinder to the Securities Escrow Agreement (the “Securities Escrow Agreement”), among Trevor, Boulevard, AgroFresh Solutions, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”); and (iii) that certain Joinder to the Investor Rights Agreement (the “Investor Rights Agreement”), among Trevor, Boulevard and the Company.  Capitalized terms used herein but not otherwise defined have the meanings set forth in the Distribution Agreement.

In connection with the foregoing and the execution by Trevor of this irrevocable instruction letter (this “Letter”), the Escrow Agent is hereby authorized by Boulevard to take the following actions:

1.    Transfer 1,290,680 shares of Common Stock held by Boulevard (all of which are restricted) to Trevor by issuance of a Common Stock certificate representing 1,290,680 shares of Common Stock (all of which are restricted) to Trevor (the “Trevor Shares”), which certificate should bear the legend set forth on Schedule I hereto, and cancel the Common Stock BOOKR book entry, reference 6906, dated August 18, 2015, representing 4,563,665 shares of Common Stock held by Boulevard;

2.    Enter a BOOKR book entry representing 3,272,985 shares of Common Stock (all of which are restricted) to Boulevard, which shares should bear the same legend set forth on the shares of common stock currently held by Boulevard;

3.    Transfer 632,257 Sponsor Warrants held by Boulevard (all of which are restricted) to Trevor by issuance of a Sponsor Warrant certificate representing 632,257 Sponsor Warrants (all of which are restricted) to Trevor (the “Trevor Warrants” and, together with the Trevor Shares, the “Trevor Distributed Securities”), which certificate should bear the legend set forth on Schedule I hereto, and cancel (a) the Sponsor Warrant BOOKR book entry, reference 12003, dated April 4, 2017, representing 2,950,000 Sponsor Warrants held by Boulevard and (b) the Sponsor Warrant BOOKR book entry, reference 4335, dated September 12, 2014, representing 210,000 Sponsor Warrants held by Boulevard; and

4.    Enter a Sponsor Warrant BOOKR book entry representing 2,527,743 Sponsor Warrants (all of which are restricted) to Boulevard, which Sponsor Warrants should bear the same legend set forth on the certificate representing the Sponsor Warrants currently held by Boulevard.

Trevor hereby agrees that (i) the Trevor Distributed Securities are restricted and shall be held in escrow by the Escrow Agent pursuant to the terms and restrictions set forth in the Securities Escrow Agreement and (ii) 322,670 Trevor Shares shall be deemed “Founder Earnout Shares” as such term is defined in the Securities Escrow Agreement and shall be subject to forfeiture on the same terms and conditions as the Founder Earnout Shares held by Boulevard, as set forth in Section 1 of that certain Insider Letter Agreement, dated July 31, 2015, by and between the Company and Agrofresh, as amended. Trevor further agrees that Trevor shall not issue any instructions to the Escrow Agent, including in its capacity as the transfer agent to the Company, until such time as the obligations, conditions and restrictions with respect to the Trevor Shares (including the portion of those shares deemed to be Founder Earnout Share) have been satisfied or terminated under the Escrow Agreement and applicable Law.

[Signature page follows]

Sincerely,

BOULEVARD ACQUISITION SPONSOR, LLC

By: ________________________________________
Name: Marc Lasry
Title: Manager

STEPHEN S. TREVOR

____________________________________________

SCHEDULE I

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS AS SET FORTH IN THE SECURITIES ESCROW AGREEMENT, DATED AS OF FEBRUARY 12, 2014 (AS AMENDED), BY AND AMONG THE PARTIES THERETO, THE JOINDER TO THE SECURITIES ESCROW AGREEMENT, DATED AS OF APRIL 7, 2017, BY AND AMONG THE PARTIES THERETO, THE INVESTOR RIGHTS AGREEMENT, DATED AS OF JULY 31, 2015 (As AMENDED), BY AND  AMONG THE PARTIES THERETO, AND THE JOINDER TO THE SECURITIES ESCROW AGREEMENT, DATED AS OF APRIL 7, 2017, BY AND AMONG THE PARTIES THERETO.